Producers of the World's
     Finest Pasta
_________________________
A New York Stock Exchange
     Listed Company

                                                               December 5, 2005

Mr. Timothy S. Webster
3700 West 65th Street
Shawnee Mission, Kansas 66208

   Re:   Resignation as Director and President and Chief Executive Officer

Dear Tim:

     This letter agreement (the "Agreement") will set forth our mutual agreement with respect to your resignation from all positions with American Italian Pasta
Company (the "Company").

     1.   Position with Company. Effective December 4, 2005 (the "Resignation
Date"), you resigned as President and Chief Executive Officer of the Company and
ceased to be an employee of the Company. Additionally, as of the Resignation
Date, you have resigned from your position as a member of the Board of Directors of the Company.

     2.   Severance Payments. (a) In consideration for the release granted by you pursuant to this Agreement and your compliance with the obligations set forth in this Agreement, the Company will provide you with the following benefits:

               (i) Any base salary earned but not paid and payment for accrued vacation, if any, less all applicable withholding taxes, prior to the
          Resignation Date, paid within 10 days of the date of this Agreement.

               (ii) Cash severance in an amount of $287,500, which is equal to six months of your base salary, less all applicable taxes, payable in six equal monthly installments beginning as soon as possible, subject to Section 409A of the Internal Revenue Code of 1986, as amended.

               (iii) The Company shall continue your healthcare benefits, at the same level and same cost to you as immediately preceding the
          Resignation Date, until May 31, 2006 (the "Expiration Date").
          Thereafter, you will be eligible to continue

________________________________________________________________________________
4100 N. Mulberry Drive       Kansas City, MO 64116 USA      PH:(816 584-4000
FX: (816) 584-5100

     your current medical coverage under the Company's medical plan at your own expense for the remaining period applicable under COBRA, subject to the applicable COBRA requirements and conditions.

               (iv) Except as otherwise provided in this Agreement, your
          participation in any and all other benefit and compensation plans and arrangements of the Company (including, without limitation, bonus and retirement plans, accident and disability insurance programs and life insurance) ceased on the Resignation Date in accordance with the terms of those plans.

          (b) The Company's obligations to make any payments or provide any benefits pursuant to this Section 2 of this Agreement are expressly conditioned on your continued compliance with the provisions of this
     Agreement.

     3.   Stock Options. You currently have outstanding the stock options set forth on Schedule 1 hereto. To the extent any stock option was not vested as of the Resignation Date, it will terminate as to the unvested portion. All stock options, as currently vested, will remain exercisable until three months following the Resignation Date in accordance with their terms.

     4.   Restricted Stock. You currently have restricted stock outstanding as set forth on Schedule 1 hereto. Vesting of any unvested portion of such restricted stock ceased as of the Resignation Date in accordance with its terms.

     5.   Termination of Payment Obligations. If at any time the Board of
Directors determines, in good faith, that you have conducted yourself at any time after the date of this Agreement in a manner that has or may adversely affect the Company, or that you have breached any provision of this Agreement,
(i) all payments and eligibility for benefits under this Agreement shall immediately cease and the Company shall have no further obligations of any kind under this Agreement, and (ii) any Company stock options you hold at such time shall cease to be exercisable. In addition, the continued payment and eligibility for benefits under this Agreement, and the right to exercise your
Company stock options, are contingent upon your continuing to cooperate fully with the Company and its Audit Committee in any investigations and in the defense of any litigation.

     6.   Release. You agree to and do fully and completely release, discharge and waive any and all claims, complaints, causes of action or demands of whatever kind which you have or may have against the Company, its subsidiaries, affiliates, predecessors and successors and all its directors, officers and employees by reason of any event, matter, cause or thing which has occurred prior to the Resignation Date ("Executive Claims"). You understand and accept that this Agreement specifically covers, but is not limited to, any and all
Executive Claims relating in any way to the employment agreement between you and the Company, effective May 30, 2002 and amended as of March 3, 2003 (the
"Employment Agreement"), or to compensation, or to any other terms, conditions or circumstances of your former employment with the Company, and to the resignation of such employment, whether for severance or based on statutory or common law claims for employment discrimination, wrongful discharge, breach of contract or any other theory, whether legal or equitable. Notwithstanding the foregoing, you do not waive any rights to which you may be entitled (i) to seek to enforce this Agreement, (ii) to seek unemployment compensation benefits or
(iii) to seek indemnification with respect to liability incurred by you as an officer or director of the Company.

     7.   Non-Competition; Non-Solicitation; Confidentiality; No Disparagement.
(a) The non-compete, non-solicitation and confidentiality provisions set forth in Sections 4 and 5 of the Employment Agreement shall remain in full force and effect (i) for eighteen months from the date of this Agreement, in the case of the non-compete and the non-solicitation provisions, and (ii) in perpetuity, in the case of the confidentiality provision.

          (b) You agree not to cause or participate in the publication of any information relating to the resignation of your employment with the Company to anyone. This provision shall not prevent you from disclosing such information to your immediate family, an outplacement counseling service, or to your legal counsel and accountants in order to obtain professional advice; provided that they are advised as to and agree to observe the confidentiality of such information. This provision shall also not prevent you from disclosing such information to any governmental authority, in connection with any litigation or as otherwise required by law.

          (c) You agree that you shall not make negative statements or representations, or otherwise communicate negatively, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the Company, its subsidiaries, affiliates, successors or their officers, directors, employees, business or reputation. The Company agrees that neither it nor its officers and directors shall make any negative statements or representations, or otherwise communicate negatively, directly or indirectly, in writing, orally or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to you or your reputation, except as may be required by law or by any regulatory authority; provided that the Company may make any statement regarding you or your actions that the Company believes in good faith to be factually correct.

          (d) From and after the date hereof, you agree to communicate directly with James P. Fogarty, chief executive officer of the Company, or a successor to his position, regarding any matters relating to the Company and agree you will not otherwise contact or attempt to contact the

     Company, the Company's vendors, the Company's customers or any of their respective officers, directors, shareholders, employees or agents regarding any matters relating to the Company, or in violation of the non-competition, non-solicitation and confidentiality provisions set forth in Sections 4 and 5 of the Employment Agreement..

     8.   Return of Company Property. You understand and agree that in order to be eligible for the benefits provided in Section 2 of this Agreement, you will immediately return all of the Company's property in your possession, including, without limitation, all memoranda, books, manuals, training materials, records, computer software, papers, plans, contracts, agreements, information, letters, and other data, and all copies thereof or therefrom, in any way relating to the business of the Company or any of its subsidiaries or affiliates. You shall have a period of thirty days to decide whether to return the vehicle leased by the
Company for your benefit or assume the lease. Also you shall be entitled to transfer your cellular phone number associated with the cellular phone provided by the Company to a new service. The Company agrees that it will return to you all of your personal property and effects located in your former office in a reasonable manner, and further will continue to forward personal correspondence, calendar, email and telephone messages.

     9.   Cooperation. You agree to provide assistance to, and to cooperate with, the Company upon its reasonable request with respect to matters within the scope of your duties and responsibilities during employment, including, without limitation, your continued full cooperation with the Company and its Audit
Committee in any investigations and in the defense of any litigation. The
Company agrees and acknowledges that it shall, to the maximum extent possible under then prevailing circumstances, coordinate (or cause an affiliate to coordinate) any such request with your other commitments and responsibilities to minimize the degree to which such request interferes with such commitments and responsibilities. The Company agrees that it will reimburse you for reasonable out of town travel expenses (i.e., travel, meals and lodging) that you may incur in providing assistance to the Company hereunder.

     10.  Remedies. (a) You acknowledge and agree that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 7 of this Agreement would be inadequate and, in recognition of this fact, you agree that, in the event of a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

          (b) It is expressly understood and agreed that although you and the
     Company consider the restrictions contained in Section 7 of this Agreement to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in Section 7 is an unenforceable restriction against you, the provisions of Section 7 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other maximum extent as such court may judicially determine or indicate to be enforceable.

     11.  Entire Agreement; Amendment. Except as expressly set forth in Section
7 of this Agreement, this Agreement shall supersede any and all existing agreements between you and the Company or any of its affiliates relating to the terms of your employment, including, without limitation, the Employment
Agreement, other than Sections 4 and 5 which survive, and contains the entire understanding of the parties with respect to your resignation. You expressly agree that the Company has no further obligations to you under the Employment
Agreement, any bonus plan or otherwise. It may not be altered, modified or amended except by a written agreement signed by both parties hereto.

     12.  No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     13.  Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     14.  Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by you and shall be assignable by the Company only to a direct or indirect wholly owned subsidiary of the Company; provided that no such assignment by the Company shall relieve the Company of any liability hereunder, whether accrued before or after such assignment.

     15.  Acknowledgement. You acknowledge that you have carefully read this
Agreement, fully understand and accept all of its provisions and sign it voluntarily of your own free will. You further acknowledge that you have been provided a full opportunity to review and reflect on the terms of this Agreement and to seek the advice of legal counsel of your choice.

     16.  Withholding. You agree that any payments to which you may be entitled pursuant to this Agreement are subject to withholding by the Company of any federal, state or local taxes.

     17.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard for the conflicts of law principles thereof. The parties irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by a party hereto or its successors or assigns may be brought and determined in any Missouri state court or Federal court sitting in the State of Missouri, and each of the parties hereby (x) irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out of this Agreement, (y) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (z) agrees that it will not bring any action relating to this
Agreement or any transaction contemplated hereby in any court other than any
Missouri state or Federal court sitting in the State of Missouri. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 18 of this
Agreement. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this paragraph, (b)
that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     18.  Notices. Except as otherwise explicitly provided in this Agreement, any notice provided hereunder will be deemed to be given when delivered in writing by hand or sent by overnight courier. All notices to the Company will be marked confidential and addressed to James P. Fogarty, chief executive officer of the Company, or a successor to his position, with a copy to Nicholas A.
Kronfeld of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017. All
notices to you will be addressed to your most recent address as reflected on the
Company's payroll and sent to such other address as you may provide from time to time by notice to the Company, with a copy to W. Perry Brandt, Bryan Cave LLP,
One Kansas City Place, 1200 Main Street, Kansas City, MO 64105, or any other persons or addresses as you may request from time to time by notice to the
Company.

     19.  Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Please acknowledge your acceptance of the foregoing by executing where indicated below.

                                       AMERICAN ITALIAN PASTA COMPANY

                                       By:  /s/ William R. Patterson
                                          --------------------------------------
                                          Name:   William R. Patterson
                                          Title:  Chairman

Acknowledged and Agreed to:

  /s/ Timothy S. Webster
---------------------------------
Timothy S. Webster

December 7, 2005
---------------------------------
Date

                                   SCHEDULE 1

Your Company Stock Options as of the Date Hereof

Options to purchase 659,833 Company shares at the following exercise prices:

          Number of Shares                          Exercise Price
               398,583                                  $18.00
               100,000                                  $25.00
                30,000                                  $18.50
                25,000                                  $38.90
                45,000                                  $39.15
                11,250                                  $41.51
                50,000                                  $26.73

Your Company Restricted Stock as of the Date Hereof

4,460 shares of Company restricted stock.